EXHIBIT 10.1

FORM OF STOCK GRANT AGREEMENT FOR NON-EMPLOYEE DIRECTORS

UNDER SECTION 11 OF THE

XTO ENERGY INC.

2004 STOCK INCENTIVE PLAN

THIS AGREEMENT is entered into this      day of                     , 200    , between XTO Energy Inc., a Delaware corporation (herein called “Company”), and                      (herein called “Grantee”), pursuant to the provisions of the XTO Energy Inc. 2004 Stock Incentive Plan (the “Plan”). The Corporate Governance and Nominating Committee of the Board of Directors of the Company (the “Committee”) has determined that Grantee is eligible to be a participant in the Plan and, to carry out its purposes, has this day authorized the grant, pursuant to the Plan, of the shares set forth below to Grantee.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties do hereby agree as follows:

1. Grant of Shares. Subject to all of the terms, conditions, and provisions of the Plan and of this Agreement, the Company hereby grants to Grantee under Section 11 of the Plan              shares of the common stock of the Company, of the par value of one cent ($0.01) per share (“Common Stock”), which shares shall consist of authorized but unissued shares or issued shares reacquired by the Company. Such shares are being issued under Section 11 of the Plan.

2. Vesting. All shares granted herein shall vest immediately.

3. Grantee’s Agreement. Grantee expressly and specifically agrees that, with respect to the calendar year in which such shares are granted, Grantee shall include in his gross income for federal income tax purposes the fair market value of the shares.

4. Other Terms, Conditions, and Provisions. As noted above, the shares herein granted by the Company to Grantee are granted subject to all of the terms, conditions and provisions of the Plan. Grantee hereby acknowledges receipt of a copy of the Plan and Plan prospectus and hereby consents to receive any updates to the Plan or Plan prospectus electronically. The parties agree that the entire text of the Plan is incorporated by reference as if copied herein. Reference is made to the Plan for a full description of the rights of Grantee and all of the other terms, conditions and provisions of the Plan applicable to the shares granted herein. If any of the provisions of this Agreement vary from or are in conflict with the Plan, the provisions of the Plan will be controlling.

IN WITNESS WHEREOF, this Agreement is executed and entered into effective on the day and year first above expressed.

XTO ENERGY INC.

By:
Name:	Bob R. Simpson
Title:	Chairman of the Board and
Chief Executive Officer

GRANTEE

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